Exhibit 10.2 – Form of Performance Share Agreement for executive officers

INTERFACE, INC.

PERFORMANCE SHARE AGREEMENT

This Performance Share Agreement (this “Agreement”) is entered into as of the ____ day of __________, 20__, by and between Interface, Inc. (the “Company”) and ___________ (“Grantee”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Interface, Inc. Omnibus Stock Incentive Plan (the “Plan”) which is administered by a committee appointed by the Company’s Board of Directors (the “Committee”); and

WHEREAS, the Committee has granted to Grantee an award of Performance Shares under the terms of the Plan (the “Award”) to encourage Grantee’s continued loyalty and diligence; and

WHEREAS, to comply with the terms of the Plan and to further the interests of the Company and Grantee, the parties hereto have set forth the terms of the Award in writing in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1)             Plan Provisions.

In addition to the terms and conditions set forth herein, the Award is subject to and governed by the terms and conditions set forth in the Plan, which are hereby incorporated herein by reference. Any terms used herein with an initial capital letter shall have the same meaning as provided in the Plan, unless otherwise specified herein. In the event of any conflict between the provisions of this Agreement and the Plan, the Plan shall control.

2)             Performance Share Award.

(a)     Effective on ___________ ___, 20___ (the “Grant Date”), and subject to the restrictions and other conditions set forth herein, the Committee granted to Grantee an Award of ______ Performance Shares based on a “Target Level” of vesting as described in Section 3. Such Performance Shares granted are hereinafter sometimes referred to as the “Performance Shares.” The Fair Market Value of each Performance Share awarded on the Grant Date was $______.

(b)     If cash dividends are paid with respect to Shares, Grantee shall be credited with a “dividend equivalent” representing the right to receive a cash payment equal to the amount of such dividend with respect of each Performance Share that vests under the Award. If dividends are paid in the form of Shares rather than cash, then the number of Performance Shares shall be increased by the Performance Shares for each Share that would have been received as a dividend had the Performance Shares been outstanding Shares. Dividend equivalents and additional Performance Shares credited under the Section shall vest or be forfeited at the same time as the Performance Shares to which they relate.

3)             Vesting Restrictions.

(a)     General.   All or a portion (as applicable) of the Performance Shares will vest and no longer be subject to forfeiture if one of several criteria is satisfied. As described below, these criteria are based on the Company’s earnings per share (“EPS”) growth or relative total shareholder return (“TSR”), the termination of Grantee’s employment after the occurrence of a Change in Control (as defined in subsection (c) hereof), and/or certain other events resulting in termination of Grantee’s employment with the Company.

(b)     Performance Vesting. The Performance Shares shall vest under this Section 3(b), to the extent not otherwise vested or forfeited hereunder, to the extent that the performance vesting criteria specified in this Section 3(b) is achieved. [Performance Vesting Criteria Described Here]

(c)     Performance Vesting. [Any additional Performance Vesting Criteria Described Here]

(d)     Effect of a Change in Control. In the event of a Change in Control (as defined in Section 4(d)), the Committee shall have the authority to, without the Grantee’s consent, alter or amend the terms of the Award, with respect to any Performance Shares that have not then vested or been forfeited, in any manner that it deems equitable and necessary or advisable to take into account the effect of the Change in Control. Such modifications may include, by way of example and not by way of limitation, (i) providing for payment in the form of cash or other securities in lieu of Shares, (ii) vesting of all or a portion of the Performance Shares based on the attainment of the performance criteria under Section 3(b) or 3(c) determined as of the date of the Change of Control, (iii) accelerating the vesting of the Performance Shares in full or on a pro rata basis, (iv) converting some or all of the Shares to time-based vesting, or (v) making appropriate adjustments to the performance criteria under Sections 3(b) and 3(c). Nothing in this Section 3(d) shall limit the Committee from taking any other action permitted under the Plan with respect to the Performance Shares.

4)             Effect of Termination of Employment

(a)     Resignation or Termination for Cause. If Grantee voluntarily resigns from employment with the Company and all of its Subsidiaries for any reason other than Disability (as defined in subsection (b) below), or if the Company or the Subsidiary that is Grantee’s employer terminates Grantee’s employment for Cause (as defined below), any Performance Shares that are not then vested shall be immediately forfeited, and Grantee shall have no rights in such Performance Shares. For purposes hereof, the term “Cause” shall mean the reason for termination of Grantee’s employment is (A) Grantee’s fraud, dishonesty, gross negligence or willful misconduct, with respect to the business affairs of the Company or its Subsidiaries, (B) Grantee’s refusal or repeated failure to follow the established lawful policies of the Company or its Subsidiaries applicable to persons occupying the same or similar positions, or (C) Grantee’s conviction of a felony or other crime involving moral turpitude.

(b)     Disability or Death. If Grantee’s employment with the Company and its Subsidiaries terminates as a result of (i) Grantee’s Disability (as defined below) or (ii) Grantee’s death, Grantee (or Grantee’s heirs) shall vest in a portion of the Performance Shares that have not yet vested or been forfeited. The number of Performance Shares that shall vest will be equal to the product of (x) the nominal number of Performance Shares specified in Section 2(a), reduced by the number of Performance Shares that have vested under the performance criterion (pursuant to Sections 3(b) and 3(c) hereof), and (y) a fraction, the numerator of which is the number of full and partial 12 month periods that have elapsed since the Grant Date (with any partial 12 month period treated as a whole 12-month period), and the denominator of which is _________. Any Performance Shares that do not vest as described herein shall be immediately forfeited, and Grantee (or Grantee’s heirs) shall not have any rights in such Performance Shares. For purposes hereof, the term “Disability” shall mean Grantee’s inability, as a result of physical or mental incapacity, to substantially perform Grantee’s duties for the Company and its Subsidiaries on a full-time basis for a continuous period of six months. The Committee, in its sole discretion, shall make all determinations as to whether or not Grantee has incurred a Disability, and the Committee’s determination shall be final and binding.

(c)     Involuntary Termination. If Grantee’s employment with the Company and its Subsidiaries terminates as a result of an involuntary termination at the request of the Company (or the Subsidiary that is Grantee’s employer) for any reason other than Cause (as defined in subsection (a) above) and the provisions of Section 4(d) do not apply, Grantee will retain a portion of the Performance Shares that have not yet vested or been forfeited; provided however, that (i) such retained Performance Shares shall vest only in accordance with Section 3(b) and/or 3(c) and (ii)  in order to retain such Performance Shares Grantee must sign a release of claims and acknowledgement in the form required by the Company. Any Performance Shares that are not retained by Grantee shall be immediately forfeited, and Grantee shall not have any rights in such Performance Shares. The number of such Performance Shares that shall be retained will be equal to the product of (x) the nominal number of Performance Shares specified in Section 2(a), reduced by the number of Performance Shares that have vested under the performance criteria (pursuant to Sections 3(b) and 3(c) hereof), and (y) a fraction, the numerator of which is the number of full and partial 12-month periods that have elapsed since the Grant Date (with any partial 12-month period treated as a whole 12-month period), and the denominator of which is three.

(d)     Termination After a Change in Control. If, within 24 months following the occurrence of a Change in Control (as defined below), Grantee’s employment with the Company and its Subsidiaries terminates as a result of (i) involuntary termination at the request of the Company (or the Subsidiary that is Grantee’s employer) for any reason other than Cause (as defined in Section 4(a)), or (ii) a voluntary termination by Grantee with Good Reason (as defined below), a portion of the Performance Shares granted hereunder that have not yet vested or been forfeited will become vested on the date of Grantee’s termination of employment in accordance with this Section 4(d). The number of Performance Shares that shall vest upon such termination of employment shall be equal to the nominal number of Performance Shares set forth in Section 2(a), reduced by the number of Performance Shares previously vested and any Performance Shares that vest pursuant to Section 3(b) after the Grantee’s termination of employment due to the Committee’s subsequent certification of EPS with respect to a fiscal year that ended during the Grantee’s employment. For purposes hereof, “Change in Control” shall mean the earliest to occur of:

(i)     the acquisition by any “person”, entity, or “group” of “beneficial ownership” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, and rules promulgated thereunder) of more than 30 percent of the outstanding capital stock entitled to vote for the election of directors (“Voting Stock”) of (A) the Company, or (B) any corporation which is the surviving or resulting corporation, or the transferee corporation, in a transaction described in clause (ii)(A) or (ii)(B) immediately below;

(ii)     the effective time of (A) a merger, consolidation or other business combination of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger or consolidation hold less than 51 percent of the Voting Stock of the surviving or resulting corporation, or (B) a transfer of all or substantially all of the property or assets of the Company other than to an entity of which the Company owns at least 51 percent of the Voting Stock, or (C) a plan of complete liquidation of the Company; and

(iii)     the election to the Board of Directors of the Company, without the recommendation or approval of the incumbent Board of Directors of the Company, of the lesser of (A) four directors, or (B) directors constituting a majority of the number of directors of the Company then in office.

“Good Reason” shall mean, following a Change in Control, (i) a material reduction in Grantee’s authorities, duties or responsibilities, (ii) a material reduction in Grantee’s base compensation or bonus opportunity as in effect immediately prior to the Change in Control, (iii) a material reduction in Grantee’s benefits, other than a reduction affecting substantially all similarly situated employees, (iv) a material reduction in any budget over which the Grantee has authority, or (v) a Company-required relocation of more than 30 miles of the Grantee’s principal place of employment. An event described in clause (i), (ii) or (iii) shall constitute Good Reason only if the Grantee notifies the Company within 20 days of the occurrence of the event and the Company fails to take appropriate action to cure such event within 20 days after receiving such notice.

5)             Delivery of Shares.

Within a reasonable time after the vesting of any Performance Shares (and in no event later than two and one-half months after the later of (i) the calendar year in which such Performance Shares vest and (ii) the Company’s fiscal year in which such Performance Shares vest), the Company shall deliver a number of Shares equal to the number of vested Performance Shares; provided, however, that the Committee may elect to make payment in cash equal to the Fair Market Value of the Shares, or in a combination of cash and Shares. Grantee may not sell, assign, transfer or pledge any right or interest in the Performance Shares prior to the date on which payment or delivery in respect of such Performance Shares has been made.

6)             Acknowledgment of Grantee.

Grantee acknowledges that certain restrictions under state, federal or foreign securities laws may apply with respect to the Performance Shares granted pursuant to the Award. Grantee further acknowledges that, to the extent Grantee is an “affiliate” of the Company (as that term is defined by the Securities Act of 1933), the Shares issued under the Award are subject to certain trading restrictions under applicable securities laws (including, particularly, Rule 144 under the Securities Act). Grantee hereby agrees to execute such documents and take such actions as the Company may reasonably require with respect to state, federal and foreign securities laws applicable to the Company and any restrictions on the resale of the Shares delivered in respect of such Performance Shares which may pertain under such laws. The Company has registered (or intends to register) the Shares represented by the Performance Shares; however, in the event such registration at any time is ineffective or any special rules apply, such securities may be sold or transferred only in accordance with the Plan and pursuant to additional, effective securities laws registrations or in a transaction that is exempt from such registration requirements. If appropriate under the circumstances, the certificate(s) evidencing such Shares shall bear a restrictive legend indicating that such shares have not been registered under applicable securities laws.

7)             Execution of Agreement.

Grantee shall execute this Agreement within 30 days after receipt of same, and promptly return an executed copy to the Secretary of the Company.

8)             Withholding.

Grantee shall pay the Company an amount equal to the sum of all applicable employment taxes that the Company or any Subsidiary is required to withhold at any time in connection with the operation of this Agreement. In the absence of prior arrangements satisfactory to the Company for payment of all such taxes required to be withheld, the Company shall withhold a portion of the Shares or cash to be delivered under this Agreement in payment of such taxes, except to the extent such withholding of Shares is prohibited by any covenants governing the Company’s debt as in effect from time to time.

9)             Miscellaneous.

a)     Employment Rights. The granting of the Award and the execution of this Agreement shall not afford Grantee any rights to similar grants in future years or any right to be retained in the employ or service of the Company or any of its Subsidiaries, nor shall it interfere in any way with the right of the Company or any such Subsidiary to terminate Grantee’s employment or services at any time, with or without cause, or the right of Grantee to terminate Grantee’s employment or services at any time.

b)     Shareholder Rights. Prior to the delivery of Shares pursuant to Section 5, Grantee shall not have the rights of a shareholder of the Company, including the right to vote such Shares or to receive any cash dividends.

c)     Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a governmental agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall continue in full force and effect, and shall in no way be affected, impaired or invalidated.

d)     Controlling Law. This Agreement is being made in the State of Georgia (USA) and shall be construed and enforced in accordance with the laws of that state. Grantee hereby consents to the exclusive jurisdiction of the Superior Court of Cobb County, Georgia, and the U.S. District Court in Atlanta, Georgia, and hereby waives any objection Grantee might otherwise have to jurisdiction and venue in such courts, in the event either court is requested to resolve a dispute between the parties with respect to this Agreement.

e)     Construction. This Agreement contains the entire understanding between the parties and supersedes any prior understanding and agreements between them with respect to the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter hereof which are not fully expressed herein.

f)     Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, and Grantee and Grantee’s heirs and personal representatives. Any business entity or person succeeding to all or substantially all of the business of the Company by stock purchase, merger, consolidation, purchase of assets, or otherwise shall be bound by and shall adopt and assume this Agreement, and the Company shall obtain the assumption of this Agreement by such successor.

g)     Headings. Section and other headings contained in this Agreement are included for reference purposes only and are in no way intended to define or limit the scope, extent or intent of this Agreement or any provision hereof.

IN WITNESS WHEREOF, the individual party hereto has executed this Agreement, and the corporate party has caused this Agreement to be executed by a duly authorized representative, as of the date first set forth above.

INTERFACE, INC.

By:

[name]

ex10-2.htm

GRANTEE

____________________________________

[name]